Exhibit 99

FOR IMMEDIATE RELEASE

RPC, Inc. to Present at the 2015 GHS 100 Energy Conference

ATLANTA, June 16, 2015 – RPC Incorporated (NYSE: RES) announced today that it will present at the 2015 GHS 100 Energy Conference in Chicago on Wednesday, June 24, 2015 at 10:00 a.m. Eastern Time.

The presentation will provide a corporate overview, highlight the services RPC provides, review its most recent published financial results and discuss RPC’s outlook for the market for its services.  Management's remarks will be available in real time on RPC’s investor website, www.rpc.net and will be archived for a period of 30 days following the presentation.

RPC provides a broad range of specialized oilfield services and equipment primarily to independent and major oilfield companies engaged in the exploration, production and development of oil and gas properties throughout the United States, including the Gulf of Mexico, mid-continent, southwest, Appalachian and Rocky Mountain regions, and in selected international markets. RPC’s investor website can be found on the Internet at www.rpc.net.

For more information about RPC, Inc. and/ or this presentation, please contact:

Jim Landers

Vice President, Corporate Finance

404-321-2162

jlanders@rpc.net

Sharon Lennon

Manager, Investor Relations

404-321-2172

slennon@rpc.net